Exhibit 99.1

The Princeton Review Announces Sale of Its Test Preparation Business

to Charlesbank Capital Partners Affiliate

Company to Focus Exclusively on Penn Foster Brand

Framingham, Mass – March 27, 2012 – The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation, educational support services and online career education services, announced today that it has entered into a definitive agreement to sell the assets of its Higher Education Readiness Division, or test preparation business, to an affiliate of Boston-based private equity firm Charlesbank Capital Partners. The purchase price is $33 million in cash, subject to working capital adjustments.

The sale of the Higher Education Readiness Division occurs as the company increasingly focuses on the growth and market expansion of its Penn Foster Division, a global leader in online education that provides career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select other trades in the US, Canada and over 150 other countries around the world.

“We have been fortunate to be the steward of two world class brands in The Princeton Review and Penn Foster,” said John M. Connolly, the company’s interim CEO. “And, although the mission of both brands is fundamentally similar – to promote and enable student achievement – the needs and growth strategies of each brand are unique. Consequently, the sale of The Princeton Review brand will enable the buyer to continue fostering the brand’s growth and prosperity while affording us the ability to increase our focus and energy on Penn Foster’s success. We’re very excited about the opportunities that this sale presents for both brands.”

Under the terms of the purchase agreement, the company will sell substantially all the assets of the Higher Education Readiness Division, including all rights in the name The Princeton Review, to Charlesbank affiliate TPR Education, LLC, which will assume certain designated obligations of the business outstanding as of the closing of the transaction. The sale closing, which is subject to conditions including the receipt of certain third party consents, is expected to occur within 30 to 45 days. In connection with the sale, the company, which will serve as a holding company for the Penn Foster business, will cease to be known as The Princeton Review and will formally adopt a new, to be determined, corporate name.

About The Princeton Review

The Princeton Review (Nasdaq: REVU) provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The company partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education.

The company also owns and operates Penn Foster Education Group, a global leader in online education, providing career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades through the Penn Foster High School and Penn Foster Career School (www.pennfoster.edu). For more information, visit www.PrincetonReview.com.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, the amount of time necessary to secure consents to the sale of the HER business from third parties and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

Company Contacts:

Chris Kasper

Chief Financial Officer

The Princeton Review, Inc.

Tel: 508-663-5050

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